Exhibit 99.1

  Build-A-Bear Workshop, Inc. Reports 2005 Second Quarter Sales and
                      Confirms Earnings Guidance

    ST. LOUIS--(BUSINESS WIRE)--July 7, 2005--Build-A-Bear Workshop, Inc. (NYSE:BBW):

    -- Second quarter preliminary net retail sales increased 11.1% to $73.3 million -- comp store sales decline of 6.9% is in-line with company expectations.

    -- Company says second quarter earnings guidance remains $0.12 to $0.14 per diluted share and includes approximately $0.04 per diluted share for flagship store preopening costs.

    -- Full-year earnings guidance remains $1.24 to $1.30 per diluted share. Guidance includes approximately $0.06 per diluted share for flagship store preopening costs.

    Build-A-Bear Workshop, Inc. (NYSE:BBW), an interactive, entertainment retailer of customized stuffed animals, today announced preliminary net retail sales and comparable store sales for the fiscal 2005 second quarter ended July 2, and confirmed earnings guidance for the second quarter and full year.
    For the fiscal 2005 second quarter (13 weeks ended July 2, 2005) preliminary net retail sales increased 11.1% to $73.3 million compared to $65.9 million in the year ago second quarter (13 weeks ended July 3, 2004). Comparable store sales for the 2005 second quarter declined 6.9%.
    "We are confident in our business outlook," said Chairman and Chief Executive Bear, Maxine Clark. "Our full-year net income growth reflects our expectation of strong performance from new stores and our highly profitable four-wall store business model. Longer term, we are excited about the potential of our new initiatives, including our international franchises, brand licensing, non-mall based stores and friends 2B made store concept. Tomorrow we will officially open the largest Build-A-Bear Workshop store in the world in New York City and expect profitable performance from this important flagship store."
    The Company said that it remains comfortable with both the second quarter and full-year earnings guidance it provided on June 3, 2005. The Company continues to expect fiscal 2005 second quarter net income in the range of $2.5 million to $2.9 million, or diluted earnings per share (EPS) in the range of $0.12 to $0.14 on approximately 20.3 million diluted shares outstanding, and full year net income in the range of $25.1 million to $26.3 million, or $1.24 to $1.30 per diluted share on approximately 20.3 million diluted shares outstanding. Comparable store sales growth for the full year is expected to be flat.
    Expectations for the 2005 year reflect net income growth of 26% to 32% compared to fiscal 2004 and include New York City flagship store preopening costs of approximately $1.9 million pre tax or $0.06 per diluted share. In fiscal 2004, the Company reported net income of $20.0 million, or diluted EPS of $1.07 on 18.6 million diluted shares outstanding.
    In the second quarter of fiscal 2004, the Company reported net income of $4.9 million, or diluted EPS of $0.27 on 18.0 million diluted shares outstanding. Whereas last year, the Easter holiday was included in the second quarter, it was included in the first quarter in the current fiscal year. In addition, expected results for the second quarter include flagship store preopening costs of approximately $1.3 million pre tax or $0.04 per diluted share.
    During the 2005 second quarter, the company opened 13 new Build-A-Bear Workshop (BABW) retail stores in the United States and Canada, as planned, compared with opening seven new BABW stores during the 2004 second quarter. These new stores bring the total number of BABW stores to 179 in the United States and 7 in Canada. During the quarter international franchisees opened four new international stores; international stores totaled 16 at the end of the second quarter.
    On July 8, the Company will officially open, as scheduled, its New York City flagship store.
    Build-A-Bear Workshop expects to open 30 new BABW stores in the United States and Canada, in fiscal 2005. Plans also include opening three new friends 2B made stores. International franchisees expect to open 20 to 25 new stores in fiscal 2005.
    The company will announce its fiscal 2005 second quarter financial results on Thursday, July 28, 2005 prior to the opening of trading on the New York Stock Exchange. The company will host a conference call with the investment community to discuss the second quarter results at 10:00 a.m. EDT on July 28, 2005. A live audio webcast of the discussion with the investment community can be accessed at http://ir.buildabear.com. Following the live discussion, a replay of the webcast will be available until the next quarterly conference call.

    About Build-A-Bear Workshop, Inc.

    Build-A-Bear Workshop, Inc. (NYSE:BBW), with fiscal 2004 total revenue of $302 million, is the only national company that offers Guests an interactive make-your-own-stuffed animal retail-entertainment experience. The first store opened in St. Louis in 1997; at the end of 2004 the company operated 170 stores in 40 states and Canada. With the opening of its store in Sheffield, England, in the fall of 2003 and the addition of international stores in Japan, Denmark, Australia, France and South Korea, Build-A-Bear Workshop(R) has become the global leader in the teddy bear business. In November 2004, the company opened two friends 2B made(R) stores, the newest concept based on the doll-making experience. For more information about the company and its products, call 888.560.BEAR
(2327) or visit the company's award-winning Web site at www.buildabear.com.

    Forward-Looking Statements

    Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, expected diluted earnings per share in the fiscal 2005 second quarter and full year, as well as any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, those detailed in our 2004 annual report on Form 10-K filed with the SEC on March 29, 2005, under the caption "Risk Factors" and the following: (1) we may be unable to generate comparable store sales growth; (2) our marketing initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic; (3) we may be unable open new stores to effectively manage our growth; (4) we may be unable to effectively manage our international franchises or laws relating to those franchises may change; (5) we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion; (6) customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores;
(7) general economic conditions may deteriorate, which could lead to reduced consumer demand for our products; (8) our market share could be adversely affected by a significant number of competitors; (9) we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team; (10) the ability of our principal vendors to deliver merchandise may be disrupted; (11) the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade; (12) third parties that manage our warehousing and distribution functions may perform poorly; (13) we may fail to renew, register or otherwise protect our trademarks or other intellectual property; (14) we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights; (15) we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms, or may violate the terms of our current leases; (16) we may experience failures in our communications or information systems; (17) terrorism or the uncertainty of future terrorist attacks or war could reduce consumer confidence and mall traffic; (18) we may become subject to challenges relating to overtime pay or other regulations relating to our employees; (19) we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise, and (20) we may improperly obtain or be unable to protect information from our guests in violation of privacy or security laws or expectations.
    These risks, uncertainties and other factors may adversely affect our business, growth, financial condition or profitability, or subject us to potential liability, and cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

    CONTACT: Build-A-Bear Workshop, Inc.
             Investors:
             Molly Salky, 314-423-8000 x5353
             or
             Media:
             Jill Saunders, 314-423-8000 x5293